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                                                                  Exhibit 99.E16

                                   AMENDMENT,
                            DATED NOVEMBER 18, 2002,
                                       TO
                              RYDEX VARIABLE TRUST
                             INVESTOR SERVICES PLAN,
                            DATED DECEMBER 31, 1998,
                                   AS AMENDED

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                                  AMENDMENT TO
                              RYDEX VARIABLE TRUST
                             INVESTOR SERVICES PLAN

                                    EXHIBIT A

                              RYDEX VARIABLE TRUST
                              INVESTOR SERVICE FEE

RYDEX FUNDS

       Nova Fund
       Ursa Fund
       Precious Metals Fund
       OTC Fund
       JUNO FUND
       Large-Cap Europe Fund
       Large-Cap Japan Fund
       Mekros Fund
       Medius Fund
       Titan 500 Fund
       Tempest 500 Fund
       Velocity 100 Fund
       Venture 100 Fund
       U.S. Government Bond Fund
       U.S. Government Money Market Fund
       All-Cap Value Fund
       Core Equity Fund
       Internet Fund
       Real Estate Fund
       Sector Rotation Fund
       Utilities Fund

       ADDITIONS and [DELETIONS] are noted in BOLD.

INVESTOR SERVICE FEE                             Twenty-five basis points (.25%)

CALCULATION OF FEE

       The investor service fee is based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.